UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2004
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

United Air Lines, Inc. has deferred a decision on whether to pay the quarterly minimum funding contributions to its pension plans, required under Section 302 of the Employee Retirement Income Security Act of 1974 and Section 412 of the Internal Revenue Code of 1986, due on July 15, 2004. The payments are in the aggregate amount of $72.4 million.

Deferring the decision to make its July 15, 2004 contributions enables United to best manage its resources and preserve its options going forward as it works to secure the exit financing necessary for it to emerge from Chapter 11 bankruptcy protection. This action has no impact on pension benefits currently being paid to United retirees.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  July 14, 2004